Exhibit 99.1

Investor Relations:	Deborah Abraham Vice President, Investor Relations (212) 287-8289
FOR IMMEDIATE RELEASE
WARNACO REPORTS THIRD QUARTER 2008 RESULTS
Company Adjusts Fiscal 2008 Guidance
NEW YORK — November 6, 2008 — The Warnaco Group, Inc. (NYSE: WRC) today reported results for the third quarter ended October 4, 2008.
For the third quarter on a GAAP basis:
•	Net revenues rose 16% compared to the prior year quarter

•	Gross margin increased 520 basis points to 47% of net revenues

•	Operating margin increased 90 basis points to 9% of net revenues

•	Income from continuing operations increased 77% to $0.62 per diluted share
For the third quarter on an adjusted basis (non-GAAP) (excluding certain tax items, restructuring expenses, certain other items, and pension income/expense):
•	Gross margin increased 380 basis points to 47% of net revenues

•	Operating margin decreased 80 basis points to 10% of net revenues

•	Income from continuing operations increased 10% to $0.74 per diluted share
For both GAAP and adjusted third quarter results, the impact of foreign currency exchange rates:
•	Increased third quarter 2008 net revenues and gross margin by approximately $7.7 million and $2.4 million, respectively, compared to the third quarter of fiscal 2007; and

•	Decreased operating income by $12.0 million, due to a $15.3 million increase in SG&A expense primarily related to the mark to market of U.S. dollar denominated trade liabilities in certain of the Company’s foreign subsidiaries.

•	Increased other income by $3.4 million, related primarily to net gains associated with the hedging of certain U.S. dollar denominated inventory purchased by certain of the Company’s European subsidiaries.

The accompanying tables provide a reconciliation of actual results to the as adjusted results.
The Company believes it is valuable for users of the Company’s financial statements to be made aware of the as adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.
“Our third quarter results reflect the continuing success of our long-term strategies to grow our Calvin Klein® businesses, increase our international presence and expand our direct-to-consumer initiative,” stated Joe Gromek, Warnaco’s President and Chief Executive Officer. “Our ability to achieve this positive performance despite the challenges facing economies around the globe is a testament to the power of the Calvin Klein brand, the superior execution by our team and the strong returns on our investments across our businesses.”
“During the quarter,” commented Mr. Gromek, “our Calvin Klein business continued to lead our growth with a 20% increase in revenue, driven primarily by the strength of our international businesses and success of our direct to consumer initiative. We have also seen continued improvement in the profitability of our heritage brands, most notably the 75% increase in operating income for our Chaps business.”
“As we look ahead, we believe the retail environment will remain challenged. We expect the slowdown in the global economy and the recent strengthening of the U.S. dollar against several major currencies to have a negative near term impact on revenue growth and our bottom line. However, we will remain focused on our longer term goals of maximizing revenue and profitability to generate value for our shareholders by capitalizing on the strength of our brands and our channel diversification as well as emphasizing expense discipline,” Gromek concluded.
Outlook
The Company believes that declines in foreign currency exchange rates relative to the dollar (and the tax effect thereof) as well as the current macroeconomic conditions will negatively affect fourth quarter and full year results.
     Fourth Quarter 2008
•	Fourth quarter net revenues are expected to grow approximately 3%-5% in constant currency; and declines, as compared to the prior year quarter, in foreign currency exchange rates relative to the dollar, are expected to negatively impact net revenues by 8%-10%
     Fiscal 2008
•	The Company now expects net revenues to grow 12% — 14% over comparable fiscal 2007 levels; and

•	Due to both the negative impact from foreign currency exchange rates and the increase in the Company’s tax rate which together equate to approximately $0.30 per diluted share, the Company now believes that, on an adjusted basis (excluding certain tax items, restructuring expense, certain other items and pension income/expense), diluted earnings per share from continuing operations will be in the range of $2.50 — $2.65.

•	The Company’s prior guidance was net revenue growth in the range of 13% — 15% and adjusted diluted earnings per share in the range of $2.80 — $2.90.
Third Quarter Highlights
Total Company
Net revenues rose 16% to $548.7 million and gross margin increased 520 basis points to 47% of net revenues. Operating income was $47.9 million, or 9% of net revenues, compared to $36.8 million, or 8% of net revenues, in the third quarter of fiscal 2007.
Income from continuing operations was $29.3 million, or $0.62 per diluted share, compared to $16.6 million, or $0.36 per diluted share, in the prior year quarter. Income from continuing operations for the third quarter of 2008 and 2007 includes approximately $4.4 million and $14.1 million, respectively, of pre-tax restructuring expense.
On an adjusted, non-GAAP basis (excluding certain tax items, restructuring expenses, other items and pension income/expense), income from continuing operations was $34.7 million, or $0.74 per diluted share, compared to $31.5 million, or $0.68 per diluted share, in the prior year period.
The Company’s effective tax rate in the quarter was 31% and the adjusted non-GAAP effective tax rate in the quarter was approximately 32%. The Company now anticipates a full year non-GAAP effective tax rate of approximately 32% (compared to a full year non-GAAP effective tax rate of approximately 25% in fiscal 2007) and has presented its adjusted results from the prior quarters of fiscal 2008 to reflect that rate. The increased tax rate reflects the shift in earnings from lower to higher taxing jurisdictions.
Segment Results
Sportswear
Revenues for the Sportswear Group increased 20% to $316.8 million and operating income was $39.7 million, or 13% of net revenues. Calvin Klein Jeans drove revenue growth, with all geographies reporting double digit gains. Strong gains in Chaps operating profit complemented a 1% gain in operating profit of the Calvin Klein Jeans business, which was negatively affected by approximately $8.0 million of SG&A expense related to declines, relative to the dollar, in foreign currency exchange rates (primarily in Asia), and restructuring charges of $3.1 million.

Intimate Apparel
Intimate Apparel Group revenues rose 14% to $200.3 million and operating income was $34.6 million, or 17% of Intimate Apparel Group net revenues. The successful global launch of Calvin Klein Seductive Comfort and the re-launch of Calvin Klein Body were key contributors to the strong revenue gains this quarter. Operating income, while strong, was affected by incremental marketing spend to support Calvin Klein and the Company’s heritage brands. Results were also negatively affected by approximately $4.0 million of SG&A expense related to declines, relative to the dollar, in foreign currency exchange rates (particularly in Europe).
Swimwear
Swimwear Group revenues were down 4% to $31.6 million and the segment recorded an operating loss of $10.2 million. Segment revenues were affected by the timing of certain Speedo® shipments relative to the prior year period. While Speedo benefited from increased visibility and the strong branding opportunity presented by the Summer Olympics, operating results were affected by, among other things, incremental marketing expense related to the Olympic games.
Balance Sheet
Cash and cash equivalents as of October 4, 2008 were $122.9 million compared to $188.9 million as of September 29, 2007. During the third quarter, as previously announced, the Company closed on a new $300 million Asset Based Revolving Credit Facility. As part of the refinancing, the Company retired the outstanding balance of its Term B loan ($106 million), and ended the quarter with approximately $30 million drawn on the Facility.
Accounts receivable, net, increased to $326.6 million at October 4, 2008 from $288.0 million at September 29, 2007, primarily reflecting growth in the Company’s Sportswear and Intimate Apparel businesses.
Net inventories were $315.6 million as of October 4, 2008, down from $340.2 million as of September 29, 2007, which included inventories of $5.1 million related to discontinued operations.
“We ended the quarter in a strong financial position. We successfully refinanced our revolver and have substantially reduced our long-term debt. Based on our present financial position, we believe we are sufficiently capitalized to continue to fund our long-term initiatives and weather the challenges of the current macroeconomic environment,” stated Larry Rutkowski, Warnaco’s Executive Vice President and Chief Financial Officer.
Conference Call Information

Stockholders and other persons are invited to listen to the third quarter earnings conference call scheduled for today, Thursday, November 6, 2008, at 9:00 a.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five to ten minutes prior to the 9:00 a.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.
This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.
ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men’s and women’s underwear, men’s and women’s bridge apparel and accessories, men’s and women’s jeans and jeans accessories, junior women’s and children’s jeans and men’s and women’s swimwear.
FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for November 6, 2008 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result, “ “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.
The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.
The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported		Restructuring			As Adjusted
	Third Quarter		Charges and	Other		Third Quarter
	of Fiscal 2008		Pension (b)	Items (c)	Taxation (d)	of Fiscal 2008 (e)

Net revenues	$548,687		$—	$—	$—	$548,687
Cost of goods sold	293,516		(281)			293,235

Gross profit	255,171		281	—	—	255,452
Selling, general and administrative expenses	205,059		(4,137)	(1,645)		199,277
Amortization of intangible assets	2,460					2,460
Pension income	(203)		203			—

Operating income	47,855		4,215	1,645	—	53,715
Other expense (income)	(1,196)			(2,169)		(3,365)
Interest expense	6,853					6,853
Interest income	(909)					(909)

Income from continuing operations before provision for income taxes and minority interest	43,107		4,215	3,814	—	51,136
Provision for income taxes	13,451				2,657	16,108

Income from continuing operations before minority interest	29,656		4,215	3,814	(2,657)	35,028
Minority Interest	(367)					(367)

Income from continuing operations	29,289		4,215	3,814	(2,657)	34,661
Loss from discontinued operations, net of taxes	(2,778	)(a)				(2,778)

Net income	$26,511		$4,215	$3,814	$(2,657)	$31,883

Basic income per common share:
Income from continuing operations	$0.64					$0.76
Loss from discontinued operations	(0.06)					(0.07)

Net income	$0.58					$0.69

Diluted income per common share:
Income from continuing operations	$0.62					$0.74
Loss from discontinued operations	(0.06)					(0.06)

Net income	$0.56					$0.68

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,875,657					45,875,657

Diluted	47,142,607					47,142,607

(a)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as discontinued operations.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges related to the refinancing of its debt facilities, during the Three Months Ended October 4, 2008 and an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 31.5% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing of its debt facilities, an additional depreciation charge of $1,645 recorded during the Three Months Ended October 4, 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items. See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported		Restructuring			As Adjusted
	Third Quarter		Charges and	Other		Third Quarter
	of Fiscal 2007		Pension (b)	Item (c)	Taxation (d)	of Fiscal 2007 (e)

Net revenues	$473,164		$—	$—	$—	$473,164
Cost of goods sold	277,812		(7,166)			270,646

Gross profit	195,352		7,166	—	—	202,518
Selling, general and administrative expenses	155,942		(6,930)	270		149,282
Amortization of intangible assets	2,996					2,996
Pension income	(345)		345			—

Operating income	36,759		13,751	(270)	—	50,240
Other expense (income)	419					419
Interest expense	9,177					9,177
Interest income	(1,257)					(1,257)

Income from continuing operations before provision for income taxes	28,420		13,751	(270)	—	41,901
Provision for income taxes	11,835		—	—	(1,402)	10,433

Income from continuing operations	16,585		13,751	(270)	1,402	31,468
Loss from discontinued operations, net of taxes	(12,174	)(a)				(12,174)

Net income	$4,411		$13,751	$(270)	$1,402	$19,294

Basic income per common share:
Income from continuing operations	$0.37					$0.70
Loss from discontinued operations	(0.27)					(0.27)

Net income	$0.10					$0.43

Diluted income per common share:
Income from continuing operations	$0.36					$0.68
Loss from discontinued operations	(0.26)					(0.26)

Net income	$0.10					$0.42

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,762,763					44,762,763

Diluted	46,347,574					46,347,574

(a)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as discontinued operations.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis including the effect of an additional depreciation charge of $270 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended September 29, 2007. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 24.9% which reflects the Company’s tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items and including the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended September 29, 2007. See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Nine Months Ended	Charges and	Other		Nine Months Ended
	October 4, 2008	Pension (c)	Items (d)	Taxation (e)	October 4, 2008 (f)

Net revenues	$1,620,750		$—	$—	$1,620,750
Cost of goods sold	886,297	(1,120)			885,177

Gross profit	734,453	1,120	—	—	735,573
Selling, general and administrative expenses	575,047	(29,615)	(1,084)		544,348
Amortization of intangible assets	7,522				7,522
Pension income	(785)	785			—

Operating income	152,669	29,950	1,084	—	183,703
Other expense (income)	3,062		(5,329)		(2,267)
Interest expense	23,329				23,329
Interest income	(2,513)				(2,513)

Income from continuing operations before provision for income taxes and minority interest	128,791	29,950	6,413	—	165,154
Provision for income taxes	65,216 (a)			(13,192)	52,024

Income from continuing operations before minority interest	63,575	29,950	6,413	13,192	113,130
Minority Interest	(726)				(726)

Income from continuing operations	62,849	29,950	6,413	13,192	112,404
Income from discontinued operations, net of taxes	735 (b)				735

Net income	$63,584	$29,950	$6,413	$13,192	$113,139

Basic income per common share:
Income from continuing operations	$1.39				$2.48
Income from discontinued operations	0.02				0.02

Net income	$1.41				$2.50

Diluted income per common share:
Income from continuing operations	$1.34				$2.40
Income from discontinued operations	0.02				0.01

Net income	$1.36				$2.41

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,253,013				45,253,013

Diluted	46,886,802				46,886,802

(a)	Includes, among other items, a non-recurring tax charge of approximately $15,500 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as as discontinued operations.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (f) below.

(d)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges of $5,329 related to the refinancing / repurchase of its debt facilities, during the Nine Months Ended October 4, 2008, and an additional depreciation charge of $1,084 recorded during the Nine Months Ended October 4, 2008 which amount related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. See note (f) below.

(e)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 31.5% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing / repurchase of its debt facilities, an additional depreciation charge of $1,084 recorded during the Nine Months Ended October 4, 2008 (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items (including a non-recurring tax charge of approximately $15,500 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business). See note (f) below.

(f)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 2a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)

	As Reported		Restructuring			As Adjusted
	Nine Months Ended		Charges and	Other		Nine Months Ended
	September 29, 2007		Pension (b)	Item (c)	Taxation (d)	September 29, 2007 (e)

Net revenues	$1,354,905		$—	$—	$—	$1,354,905
Cost of goods sold	790,107		(10,167)			779,940

Gross profit	564,798		10,167	—	—	574,965
Selling, general and administrative expenses	439,509		(8,017)	812		432,304
Amortization of intangible assets	10,047					10,047
Pension income	(1,038)		1,038			—

Operating income	116,280		17,146	(812)	—	132,614
Other expense (income)	(6,463)					(6,463)
Interest expense	27,983					27,983
Interest income	(2,293)					(2,293)

Income from continuing operations before provision for income taxes	97,053		17,146	(812)	—	113,387
Provision for income taxes	30,652		—	—	(2,419)	28,233

Income from continuing operations	66,401		17,146	(812)	2,419	85,154
Income from discontinued operations, net of taxes	(10,238	)(a)				(10,238)

Net income	$56,163		$17,146	$(812)	$2,419	$74,916

Basic income per common share:
Income from continuing operations	$1.48					$1.89
Income from discontinued operations	(0.23)					(0.22)

Net income	$1.25					$1.67

Diluted income per common share:
Income from continuing operations	$1.43					$1.83
Income from discontinued operations	(0.22)					(0.22)

Net income	$1.21					$1.61

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,960,238					44,960,238

Diluted	46,535,915					46,535,915

(a)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as discontinued operations.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis including the effect of an additional depreciation charge of $812 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Nine Months Ended September 29, 2007. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 24.9% which reflects the Company’s tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items and including the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Nine Months Ended September 29, 2007. See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 3
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	October 4, 2008	December 29, 2007	September 29, 2007

ASSETS
Current assets:
Cash and cash equivalents	$122,904	$191,918	$188,877
Accounts receivable, net	326,560	267,450	288,046
Inventories	315,648	332,652	340,180
Assets of discontinued operations (a)	7,537	67,931	93,063
Other current assets	166,487	133,211	58,031

Total current assets	939,136	993,162	968,197
Property, plant and equipment, net	108,773	111,916	103,861
Intangible and other assets	497,728	501,425	589,655

TOTAL ASSETS	$1,545,637	$1,606,503	$1,661,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$85,331	$56,115	$51,927
Accounts payable and accrued liabilities	304,421	294,271	295,824
Taxes	30,133	12,199	7,081
Liabilities of discontinued operations (b)	13,809	42,566	35,181

Total current liabilities	433,694	405,151	390,013
Long-term debt	162,456	310,500	330,950
Other long-term liabilities	112,598	117,956	185,711
Total stockholders’ equity	836,889	772,896	755,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,545,637	$1,606,503	$1,661,713

(a)	Assets of discontinued operations include the following:

	October 4, 2008	December 29, 2007	September 29, 2007

Accounts receivable, net	$6,227	$21,487	$19,342
Inventories	357	28,167	33,983
Other current assets	628	6,741	6,672
Property, plant and equipment, net	325	3,001	3,215
Intangible and other assets	—	8,535	29,851

Assets of discontinued operations	$7,537	$67,931	$93,063

(b)	Liabilities of discontinued operations include the following:

	October 4, 2008	December 29, 2007	September 29, 2007

Accounts payable	$947	$14,867	$9,974
Accrued liabilities	10,611	21,700	16,735
Other long-term liabilities	2,251	5,999	8,472

Liabilities of discontinued operations	$13,809	$42,566	$35,181

Schedule 4
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Third Quarter	Third Quarter	Increase /	%
	of Fiscal 2008	of Fiscal 2007	(Decrease)	Change
Net revenues:
Sportswear Group	$316,782	$265,098	$51,684	19.5%
Intimate Apparel Group	200,272	175,034	25,238	14.4%
Swimwear Group	31,633	33,032	(1,399)	-4.2%

Net revenues	$548,687	$473,164	$75,523	16.0%

	Third Quarter	% of Group	Third Quarter	% of Group
	of Fiscal 2008	Net Revenues	of Fiscal 2007	Net Revenues
Operating income (loss):
Sportswear Group (a)	$39,728	12.5%	$36,471	13.8%
Intimate Apparel Group (a), (b)	34,615	17.3%	33,003	18.9%
Swimwear Group (a), (b)	(10,232)	-32.3%	(22,871)	-69.2%
Unallocated corporate expenses (b)	(16,256)	na	(9,844)	na

Operating income	$47,855	na	$36,759	na

Operating income as a percentage of total net revenues	8.7%		7.8%

(a) Includes an allocation of shared services expenses as follows:

	Third Quarter	Third Quarter
	of Fiscal 2008	of Fiscal 2007

Sportswear Group	$5,474	$5,581
Intimate Apparel Group	$4,436	$4,288
Swimwear Group	$3,824	$4,730

(b) Includes restructuring charges as follows:
	Third Quarter	Third Quarter
	of Fiscal 2008	of Fiscal 2007

Sportswear Group	$3,149	$—
Intimate Apparel Group	204	921
Swimwear Group	1,064	13,175
Unallocated corporate expenses	1	—

	$4,418	$14,096

Schedule 4a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended	Increase /	%
	October 4, 2008	September 29, 2007	(Decrease)	Change
Net revenues:
Sportswear Group	$866,296	$693,419	$172,877	24.9%
Intimate Apparel Group	540,617	451,857	88,760	19.6%
Swimwear Group	213,837	209,629	4,208	2.0%

Net revenues	$1,620,750	$1,354,905	$265,845	19.6%

	Nine Months Ended	% of Group	Nine Months Ended	% of Group
	October 4, 2008	Net Revenues	September 29, 2007	Net Revenues
Operating income (loss):
Sportswear Group (a)	$84,847	9.8%	$81,697	11.8%
Intimate Apparel Group (a), (b)	98,865	18.3%	78,737	17.4%
Swimwear Group (a), (b)	12,244	5.7%	(8,456)	-4.0%
Unallocated corporate expenses (b)	(43,287)	na	(35,698)	na

Operating income	$152,669	na	$116,280	na

Operating income as a percentage of total net revenues	9.4%		8.6%

(a) Includes an allocation of shared services expenses as follows:

	Nine Months Ended	Nine Months Ended
	October 4, 2008	September 29, 2007
Sportswear Group	$16,384	$16,746
Intimate Apparel Group	$13,297	$12,869
Swimwear Group	$11,472	$14,690

(b) Includes restructuring charges as follows:

	Nine Months Ended	Nine Months Ended
	October 4, 2008	September 29, 2007
Sportswear Group	$26,246	$119
Intimate Apparel Group	898	1,041
Swimwear Group	2,179	17,047
Unallocated corporate expenses	1,412	(23)

	$30,735	$18,184

Schedule 5
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)

	Net Revenue
	Third Quarter	Third Quarter
	of Fiscal 2008	of Fiscal 2007	Increase	% Change
By Region:
United States	$233,938	$219,783	$14,155	6.4%
Europe	166,412	143,747	22,665	15.8%
Asia	89,248	68,352	20,896	30.6%
Canada	28,313	24,019	4,294	17.9%
Mexico, Central and South America	30,776	17,263	13,513	78.3%

Total	$548,687	$473,164	$75,523	16.0%

	Operating Income
	Third Quarter	Third Quarter	Increase /
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change
United States	$23,150	$(222)	$23,372	nm
Europe	20,446	30,139	(9,693)	-32.2%
Asia	9,137	8,366	771	9.2%
Canada	7,162	5,618	1,544	27.5%
Mexico, Central and South America	4,216	2,702	1,514	56.0%
Unallocated corporate expenses	(16,256)	(9,844)	(6,412)	65.1%

Total	$47,855	$36,759	$11,096	30.2%

	Net Revenues
	Third Quarter	Third Quarter
	of Fiscal 2008	of Fiscal 2007	Increase	% Change
By Channel:
Wholesale	$440,193	$387,199	$52,994	13.7%
Retail	108,494	85,965	22,529	26.2%

Total	$548,687	$473,164	$75,523	16.0%

	Operating Income
	Third Quarter	Third Quarter	Increase /
	of Fiscal 2008	of Fiscal 2007	(Decrease)	% Change
Wholesale	$57,414	$35,334	$22,080	62.5%
Retail	6,697	11,269	(4,572)	-40.6%
Unallocated corporate expenses	(16,256)	(9,844)	(6,412)	65.1%

Total	$47,855	$36,759	$11,096	30.2%

Schedule 5a
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)

	Net Revenues
	Nine Months Ended	Nine Months Ended
	October 4, 2008	September 29, 2007	Increase	% Change
By Region:
United States	$745,436	$707,509	$37,927	5.4%
Europe	458,368	344,723	113,645	33.0%
Asia	247,621	181,173	66,448	36.7%
Canada	87,163	73,531	13,632	18.5%
Mexico, Central and South America	82,162	47,969	34,193	71.3%

Total	$1,620,750	$1,354,905	$265,845	19.6%

	Operating Income
	Nine Months Ended	Nine Months Ended	Increase /
	October 4, 2008	September 29, 2007	(Decrease)	% Change
United States	$84,967	$46,655	$38,312	82.1%
Europe	43,813	58,526	(14,713)	-25.1%
Asia	35,444	25,135	10,309	41.0%
Canada	21,346	13,990	7,356	52.6%
Mexico, Central and South America	10,386	7,672	2,714	35.4%
Unallocated corporate expenses	(43,287)	(35,698)	(7,589)	21.3%

Total	$152,669	$116,280	$36,389	31.3%

	Net Revenues
	Nine Months Ended	Nine Months Ended
	October 4, 2008	September 29, 2007	Increase	% Change
By Channel:
Wholesale	$1,300,044	$1,116,134	$183,910	16.5%
Retail	320,706	238,771	81,935	34.3%

Total	$1,620,750	$1,354,905	$265,845	19.6%

	Operating Income
	Nine Months Ended	Nine Months Ended	Increase /
	October 4, 2008	September 29, 2007	(Decrease)	% Change
Wholesale	$160,194	$115,130	$45,064	39.1%
Retail	35,762	36,848	(1,086)	-2.9%
Unallocated corporate expenses	(43,287)	(35,698)	(7,589)	21.3%

Total	$152,669	$116,280	$36,389	31.3%

Schedule 6
THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE — FISCAL 2008 OUTLOOK
(Dollars in thousands, excluding per share amounts)
(Unaudited)

Percentages
(Unaudited)

NET REVENUE GUIDANCE
Estimated growth in net revenues in Fiscal 2008 over comparable Fiscal 2007 levels.	12.00%	to	14.00%

	U.S. Dollars
	(Unaudited)

EARNINGS PER SHARE GUIDANCE
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$1.38	to	$1.49
Restructuring charges (a)	0.62	to	0.66
Costs associated with debt repurchase / refinance	0.07	to	0.07
Additional depreciation expense (b)	0.02	to	0.02
Taxation related items (c)	0.41	to	0.41

As adjusted (Non-GAAP basis) (d)	$2.50	to	$2.65

(a)	Reflects between $28,000 to $31,000 of restructuring charges (net of an income tax benefit of between $2,000 and $3,000) for Fiscal 2008 primarily related to the transfer of the Calvin Klein Collection Business.

(b)	Reflects the effect of an additional depreciation charge of $758 (net of an income tax benefit of approximately $350) for Fiscal 2008 which amount related to depreciation expense for Fiscal 2007.

(c)	Reflects certain tax related items including, among other items, a non-recurring tax charge of approximately $15,500 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business.

(d)	The Company believes it is useful for users of the Company’s financial statements to be made aware of the “adjusted” net revenue growth and per share amounts related to the Company’s income from continuing operations as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 7
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

		Restructuring			As Adjusted
	First Quarter	Charges and	Other		First Quarter
	of Fiscal 2008	Pension (c)	Items (d)	Taxation (e)	of Fiscal 2008 (f)

Net revenues	$568,228			$—	$568,228
Cost of goods sold	313,858	(736)			313,122

Gross profit	254,370	736	—	—	255,106
Selling, general and administrative expenses	196,305	(19,606)	270		176,969
Amortization of intangible assets	2,474				2,474
Pension income	(291)	291	—		—

Operating income	55,882	20,051	(270)	—	75,663
Other expense	5,461		(3,160)		2,301
Interest expense	9,390				9,390
Interest income	(933)				(933)

Income from continuing operations before provision for income taxes and minority interest	41,964	20,051	2,890	—	64,905
Provision for income taxes	34,687 (a)			(14,242)	20,445

Income from continuing operations before minority interest	7,277	20,051	2,890	14,242	44,460
Minority Interest	(211)				(211)

Income from continuing operations	7,066	20,051	2,890	14,242	44,249
Income from discontinued operations, net of taxes	10,643 (b)				10,643

Net income	$17,709	$20,051	$2,890	$14,242	$54,892

Basic income per common share:
Income from continuing operations	$0.16				$0.99
Income from discontinued operations	0.24				0.24

Net income	$0.40				$1.23

Diluted income per common share:
Income from continuing operations	$0.15				$0.96
Income from discontinued operations	0.23				0.23

Net income	$0.38				$1.19

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,593,337				44,593,337

Diluted	46,194,824				46,194,824

(a)	Includes, among other items, a non-recurring tax charge of approximately $16,000 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as discontinued operations.

(c)	Includes restructuring charges for the first quarter of fiscal 2008 primarily related to the Company’s previously announced transfer of the Calvin Klein Collection Business. This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (f) below.

(d)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of costs associated with the repurchase of certain of the Company’s debt securities, during the Three Months Ended October 4, 2008 and including the effect of an additional depreciation charge of $270 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended April 5, 2008. See note (f) below.

(e)	Adjustment to reflect the Company’s consolidated condensed statement of operations at a normalized tax rate of 31.5% which reflects the Company’s estimated tax rate for fiscal 2008 excluding the effects of operations expected to be discontinued in the second quarter of fiscal 2008, restructuring charges, pension income and certain tax related items (including a non-recurring tax charge of approximately $16,000 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business) and including the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended April 5, 2008. See note (f) below.

(f)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 8
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Second Quarter	Charges and	Other		Second Quarter
	of Fiscal 2008	Pension (b)	Items (c)	Taxation (d)	of Fiscal 2008 (e)

Net revenues	$503,835	$—	$—	$—	$503,835
Cost of goods sold	278,924	(104)			278,820

Gross profit	224,911	104	—	—	225,015
Selling, general and administrative expenses	173,682	(5,871)	270		168,081
Amortization of intangible assets	2,588				2,588
Pension income	(291)	291			—

Operating income	48,932	5,684	(270)	—	54,346
Other expense	(1,203)				(1,203)
Interest expense	7,086				7,086
Interest income	(671)				(671)

Income from continuing operations before provision for income taxes and minority interest	43,720	5,684	(270)	—	49,134
Provision for income taxes	17,078			(1,601)	15,477

Income from continuing operations before minority interest	26,642	5,684	(270)	1,601	33,657
Minority Interest	(148)				(148)

Income from continuing operations	26,494	5,684	(270)	1,601	33,509
Loss from discontinued operations, net of taxes	(7,130) (a)				(7,130)

Net income	$19,364	$5,684	$(270)	$1,601	$26,379

Basic income per common share:
Income from continuing operations	$0.58				$0.74
Loss from discontinued operations	(0.15)				(0.16)

Net income	$0.43				$0.58

Diluted income per common share:
Income from continuing operations	$0.57				$0.72
Loss from discontinued operations	(0.16)				(0.16)

Net income	$0.41				$0.56

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,340,695				45,340,695

Diluted	46,780,639				46,780,639

(a)	Includes operations related to the Company’s designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as discontinued operations.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis including the effect of an additional depreciation charge of $270 recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended July 5, 2008. See note (e) below.

(d)	Adjustment based on the Company’s expected tax rate of 31.5% for Fiscal 2008, which rate excludes the effects of restructuring charges, pension income and certain tax related items and includes the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008 which amount related to depreciation expense for the Three Months Ended July 5, 2008. See note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.